SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☒

FILED BY A PARTY OTHER THAN THE REGISTRANT ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to ss. 240.14a-12

INTER-TEL (DELAWARE), INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 2, 2007, Inter-Tel (Delaware), Incorporated issued the following press release:

INTER-TEL COMMENTS ON MIHAYLO ANNOUNCEMENT

TEMPE, Ariz., March 2, 2007 - Inter-Tel (Delaware), Incorporated (Nasdaq: INTL) today commented on the announcement by Steven G. Mihaylo that he intends to nominate a slate of five directors (including himself) for election to the Company’s Board of Directors at the Company’s next Annual Meeting.

Alexander Cappello, Chairman of the Board of Inter-Tel, stated, “We are extremely disappointed that, despite our good faith efforts to work with Mr. Mihaylo, he has chosen to subject the Company to the significant costs and disruptions of yet another proxy contest. In that regard, as Mr. Mihaylo knows, the Board is willing to re-nominate him and his current designees Dr. Puri and Mr. Urish for reelection at the Company’s 2007 Annual Meeting, and we urge Mr. Mihaylo to work constructively with the Board rather than engage in a destructive proxy contest.”

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,950 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at http://www.inter-tel.com.

The Company will file a proxy statement with the SEC in connection with the solicitation of proxies with respect to the matters described in this press release. Such proxy statement, and any related proxy materials, will be available without charge when filed at the SEC’s website at www.sec.gov. Stockholders are encouraged to read the Company’s proxy materials when they are available because they will contain important information, including information regarding the participants in the Company’s proposed solicitation of proxies and any direct or indirect interest of such participants in such solicitation.

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